Exhibit 99.1

American Securities and P2 Capital Partners Complete Acquisition of Blount

PORTLAND, OR and NEW YORK, NY – April 12, 2016: Blount International, Inc. (NYSE: BLT) (“Blount” or “Company”) today announced the completion of its acquisition by affiliates of American Securities LLC and P2 Capital Partners, LLC. Under the terms of the merger agreement, Blount stockholders are entitled to receive $10.00 per share in cash, without interest and less any applicable tax withholding.

“As a private company, Blount will have greater flexibility to pursue new opportunities to better serve its global customer base across the Forestry, Lawn, and Garden (“FLAG”) and Farm, Ranch, and Agriculture (“FRAG”) markets,” said Loren Easton, Managing Director at American Securities. “We look forward to providing the strategic and financial support to enable Blount to achieve this next phase of growth.”

“We have long admired Blount’s talented team members and its track record of market leadership and innovation,” said Josh Paulson, Partner at P2 Capital Partners. “We are excited to work alongside management and American Securities to help the Company execute its strategic plan and continue delivering the high-quality products that are its hallmarks.”

The transaction was announced on December 10, 2015 and received approval from Blount stockholders on April 7, 2016. Josh Collins will remain the Company’s Chief Executive Officer and David Willmott will continue to serve as President and Chief Operating Officer. The Company intends to maintain its corporate headquarters in Portland, Oregon and its existing global distribution and sales footprints.

As a result of the completion of the acquisition, shares of Blount common stock were removed from listing on the New York Stock Exchange, with trading in Blount shares suspended prior to the opening of business today.

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Cautionary Statement Regarding Forward-Looking Statements

“Forward-looking statements” in this release, including without limitation statements regarding the transaction and the Company’s “outlook,” “expectations,” “beliefs,” “plans,” “indications,” “estimates,” “anticipations,” “guidance” and their variants, as defined by the Private Securities Litigation Reform Act of 1995, are based upon available information and upon assumptions that the Company believes are reasonable; however, these forward-looking statements involve certain risks and should not be considered indicative of actual results that the Company may achieve in the future. There are a number of factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, in particular, among other things, the potential impact of the announcement or consummation of the transaction on relationships, including with employees, suppliers and customers; litigation relating to the transaction; and the other factors and financial, operational and legal risks or uncertainties described in the Company’s public filings with the Securities and Exchange Commission, including the “Risk Factors” and “Forward Looking Statements” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and subsequent Quarterly Reports on Form 10-Q. The Company disclaims any intention or obligation to update or revise any forward-looking statements as a result of developments occurring after the date of this document except as required by law.

About Blount International

Blount is a global manufacturer and marketer of replacement parts, equipment, and accessories for consumers and professionals operating primarily in two market segments: Forestry, Lawn, and Garden (“FLAG”); and Farm, Ranch, and Agriculture (“FRAG”).

Blount also sells products in the construction markets and is the market leader in manufacturing saw chain and guide bars for chain saws. Blount has a global manufacturing and distribution footprint and sells its products in more than 110 countries around the world. Blount markets its products primarily under the OREGON®, Carlton®, Woods®, TISCO, SpeeCo®, ICS® and Pentruder® brands. For more information about Blount, please visit our website at http://www.blount.com.

About American Securities

American Securities is a leading U.S. private equity firm with approximately $15 billion under management. Based in New York with an office in Shanghai, American Securities invests in market-leading North American companies with annual revenues generally ranging from $200 million to $2 billion and/or EBITDA of $50 million to $200 million. For more information, please visit http://www.american-securities.com.

About P2 Capital Partners

P2 Capital Partners is a New York-based investment firm that applies a private equity approach to investing in the public market. P2 manages a concentrated portfolio of significant ownership stakes in high quality public companies in which it is an active shareholder focused on creating long-term value in partnership with management. The firm will also lead private equity transactions within its public portfolio. P2’s limited partners include leading public pension funds, corporate pension funds, endowments, foundations, insurance companies, and high net worth investors.

Contact:

For Blount International:

David Dugan

503.653.4692

For American Securities:

Caroline Harris-Gibson

Prosek Partners

212.279.3115 x222

cgibson@prosek.com

For P2 Capital Partners:

Josh Paulson or Jonathan Gasthalter

212.508.5507 or 212.687.8080

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